SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 13, 2004

                          Savient Pharmaceuticals, Inc.
               (Exact name of issuer as specified in its charter)




               Delaware                 0-15313                13-3033811
       (State or Other Jurisdiction (Commission File Number)   (IRS Employer
            of Incorporation)                                Identification No.)


                One Tower Center, 14th Floor
                East Brunswick, New Jersey                 08816
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 418-9300


                                      None.
         (Former Name or Former Address, if Changed Since Last Report.)





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Item 7.  Financial Statements and Exhibits

(c)  Exhibits

      Exhibit 99.1           Description
                             Press Release dated July 13, 2004 (filed herewith).




ITEM 9.  REGULATION FD DISCLOSURE.

                  On July 13, 2004, Savient Pharmaceuticals, Inc. issued a press release announcing the election, at its Annual Meeting of Shareholders, of Christopher Clement, the Company's President & Chief Executive Officer to its Board of Directors and the reelection of all nine current members of the Board of Directors to serve for an additional one-year term. Mr. Clement was also appointed to the position of Acting Chairman, pending the completion of recommendations from the Company's Nominating and Corporate Governance Committee of the Board as to a permanent Chairperson. In addition, the Company also announced the approval by its stockholders of the Savient Pharmaceuticals, Inc. 2004 Incentive Plan, which does not increase the total number of Savient shares of common stock previously approved by the Company's stockholders for issuance under the 2001 Plan but amends, restates, and consolidates the Company's 2001 Stock Option Plan and the Stock Compensation Plan for Outside Directors to provide the Company the ability to make additional forms of short and long term equity-based incentive compensation awards to its employees that were not permitted under the 2001 Plan and to make automatic awards of shares of the Company's common stock and options to its non-employee directors, while controlling the dilutive effects to existing shareholders. A copy of the press release is attached as Exhibit 99.1.

                  The information furnished pursuant to Item 9 in this Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 9 in this Form 8-K.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SAVIENT PHARMACEUTICALS, INC.
                                  (Registrant)


                                   By: /S/ PHILIP K.  Yachmetz
                                       -------------------------------------
                                       Philip K. Yachmetz
                                       Senior Vice President, General Counsel
                                       and Secretary



Dated: July 15, 2004